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T. ROWE PRICE INSTITUTIONAL INTERNATIONAL FUNDS, INC.

ARTICLES SUPPLEMENTARY

CLASSIFYING AND RECLASSIFYING AUTHORIZED STOCK

      T. Rowe Price Institutional International Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article Fifth of the Charter of the Corporation, the Board of Directors has duly reclassified the series and classes of Common Stock set forth in the column "Old Series and Classes" below by changing the name of such series and classes of Common Stock to the name set forth in the column "New Series and Classes" below. Each of such series and classes is hereinafter referred to as an "Existing Class" and collectively as the "Existing Classes."

------------------------------------------------------------ ---------------------------------------------------------
OLD NAME OF SERIES AND CLASSES                               NEW NAME OF SERIES AND CLASSES
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T. Rowe Price Institutional Foreign Equity Fund              T. Rowe Price Institutional Foreign Equity Fund - 1
------------------------------------------------------------ ---------------------------------------------------------
T. Rowe Price Institutional Emerging                         T. Rowe Price Institutional Emerging
Markets Equity Fund                                          Markets Equity Fund - 1
------------------------------------------------------------ ---------------------------------------------------------

     SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article Fifth of the Charter of the Corporation, the Board of Directors has duly classified a number of shares of its unissued Common Stock (determined in connection with the THIRD paragraph below) into two new series and classes of Common Stock to be designated as set forth below. Each of such series and classes is hereinafter referred to as a "New Class" and collectively as the "New Classes."

     T. Rowe Price Institutional Foreign Equity Fund

     T. Rowe Price Institutional Emerging Markets Equity Fund

     THIRD: After giving effect to the foregoing classification and reclassification, the Board of Directors has heretofore duly divided and classified an aggregate of 1,000,000,000 shares of the unissued Common Stock of the Corporation into the following series and classes on the dates indicated in the parentheses following the names of the respective series and classes:

     T. Rowe Price Institutional Foreign Equity Fund - 1 (June 23, 1989 and May 11, 2004)

     T. Rowe Price Institutional Emerging Markets Equity Fund - 1 (July 25, 2002 and May 11, 2004)

     T. Rowe Price Institutional Foreign Equity Fund (May 11, 2004)

     T. Rowe Price Institutional Emerging Markets Equity Fund (May 11, 2004)

Each such series and/or class shall consist, until further changed, of the lesser of (x) 1,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of any series and/or class currently or hereafter classified less the total number of shares then issued and outstanding in all of such series and/or class. Except as set forth below, all shares of each series have the powers, preferences, other special rights, qualifications, restrictions, and limitations set forth in the Charter. The Board of Directors also has provided for the issuance of the shares of each such series.

     FOURTH: The following is a description of the preferences, conversion and other rights, powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each series or class of Common Stock of each New Class and any other class or series of Common Stock established after the date hereof. Except as set forth in this Article FOURTH below, all shares of each series of each New Class and any other class or series of Common Stock established after the date hereof shall have the powers, preferences, other special rights, qualifications, restrictions, and limitations set forth in the Charter.

  (a) With respect to all shares of each series of each New Class, the following clause shall apply in lieu of paragraph (B), clause (ii) of Article SEVENTH of the Charter:
"Shares of each New Class shall be redeemed at their net asset value determined as set forth in paragraph (C) of this Article SEVENTH as of such time as the Board of Directors shall have theretofore prescribed by resolution, less such redemption fee or sales charge, if any, as may be established by the Board of Directors in its sole discretion and disclosed in the current Prospectus or Statement of Additional Information for the Corporation. In the absence of such resolution, the redemption price of shares deposited shall be the net asset value of such shares next determined as set forth in paragraph (C) of this Article SEVENTH after receipt of such application."

     FIFTH: The shares aforesaid have been duly classified and reclassified by the Board of irectors pursuant to authority and power contained in the Charter of the Corporation or as expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders. These Articles Supplementary do not increase the aggregate authorized capital stock of the Corporation.

     IN WITNESS WHEREOF, T. Rowe Price Institutional International Funds, Inc. has caused these Articles to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on May 11, 2004.

WITNESS:                                           T. ROWE PRICE INSTITUTIONAL INTERNATIONAL FUNDS, INC.

/s/ Patricia B. Lippert, Secretary                 By: /s/ Henry H. Hopkins
Patricia B. Lippert, Secretary                     Henry H. Hopkins, Vice President

     THE UNDERSIGNED, Vice President of T. Rowe Price Institutional International Funds, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                     /s/ Henry H. Hopkins
                                                     Henry H. Hopkins, Vice President
Agreements\Articles Supplementary\ArtSupp1IEM.doc